                       CUSTODIAN CONTRACT
                             Between
                    ALLIANCE BOND FUND, INC.
                               and
               STATE STREET BANK AND TRUST COMPANY

                        TABLE OF CONTENTS

                                                           Page

1.    Employment of Custodian and Property to be Held
      By It ..................................................

2.    Duties of the Custodian with Respect to Property
      of the Fund Held by the Custodian.......................
      2.1   Holding Securities................................
      2.2   Delivery of Securities............................
      2.3   Registration of Securities........................
      2.4   Bank Accounts.....................................
      2.5   Payments for Shares...............................
      2.6   Availability of Federal Funds.....................
      2.7   Collection of Income..............................
      2.8   Payment of Fund Monies............................
      2.9   Liability for Payment in Advance of
            Receipt of Securities Purchased...................
      2.10  Payments for Repurchases or Redemptions
            of Shares of the Fund.............................
      2.11  Appointment of Agents.............................
      2.12  Deposit of Fund Assets in Securities System.......
      2.12A Fund Assets Held in the Custodian's Direct
            Paper System......................................
      2.13  Segregated Account................................
      2.14  Ownership Certificates for Tax Purposes...........
      2.15  Proxies...........................................
      2.16  Communications Relating to Portfolio
            Securities........................................
      2.17  Proper Instructions...............................
      2.18  Actions Permitted Without Express Authority.......
      2.19  Evidence of Authority.............................

3.    Duties of Custodian With Respect to the Books of
      Account and Calculation of Net Asset Value and
      Net Income..............................................

4.    Records.................................................

5.    Opinion of Fund's Independent Accountants...............

6.    Reports to Fund by Independent Public Accountants.......

7.    Compensation of Custodian...............................

8.    Responsibility of Custodian.............................

9.    Effective Period, Termination and Amendment.............

10.   Successor Custodian.....................................

11.   Interpretive and Additional Provisions..................

2.    Additional Funds........................................

13.   Massachusetts Law to Apply..............................

14.   Prior Contracts.........................................

                       CUSTODIAN CONTRACT

         This Contract between Alliance Bond Fund, Inc., a

corporation organized and existing under the laws of Maryland,

having its principal place of business at 1345 Avenue of the

Americas, New York, New York 10105 hereinafter called the "Fund",

and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin

Street, Boston, Massachusetts, 02110, hereinafter called the

"Custodian",

                           WITNESSETH:

         WHEREAS, the Fund is authorized to issue shares in

separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Fund intends to initially offer shares in

four series, the High-Grade Portfolio, the High-Yield Portfolio,

the U.S. Government Portfolio, and the Monthly Income Portfolio

(such series together with all other series subsequently

established by the Fund and made subject to this Contract in accordance with paragraph 12, being herein referred to as the

"Portfolio(s)");

         NOW THEREFOR, in consideration of the mutual covenants

and agreements hereinafter contained, the parties hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian of

the assets of the Portfolios of the Fund pursuant to the

provisions of the Articles of Incorporation.  The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all

securities and cash of the Portfolios, and all payments of income,

payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios, ("Shares") as may be issued or sold from time to time.  The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.



         Upon receipt of "Proper Instructions" (within the meaning

of Section 2.17), the Custodian shall on behalf of the applicable

Portfolio(s) from time to time employ one or more sub-custodians,

but only in accordance with an applicable vote by the Board of

Directors of the Fund on behalf of the applicable Portfolio(s),

and provided that the Custodian shall have no more or less

responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-

custodian has to the Custodian.

2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian.

2.1      Holding Securities.  The Custodian shall hold and

         physically segregate for the account of each Portfolio

         all non-cash property, including all securities owned by

         such Portfolio, other than (a) securities which are

         maintained pursuant to Section 2.12 in a clearing agency

         which acts as a securities depository or in a book-entry

         system authorized by the U.S. Department of the Treasury,

         collectively referred to herein as "Securities System"

         and (b) commercial paper of an issuer for which State

         Street Bank and Trust Company acts as issuing and paying

         agent ("Direct Paper ) which is deposited and/or

         maintained in the Direct Paper System of the Custodian

         pursuant to Section 2.12A.

2.2      Delivery of Securities.  The Custodian shall release and

         deliver securities owned by a Portfolio held by the

         Custodian or in a Securities System account of the

         Custodian or in the Custodian's Direct Paper book entry

         system account ("Direct Paper System Account") only upon

         receipt of Proper Instructions from the Fund on behalf of

         the applicable Portfolio, which may be continuing

         instructions when deemed appropriate by the parties, and

         only in the following cases:

              1)   Upon sale of such securities for the account of

                   the Portfolio and receipt of payment therefor;

              2)   Upon the receipt of payment in connection with

                   any repurchase agreement related to such

                   securities entered into by the Portfolio;

              3)   In the case of a sale effected through a

                   Securities System, in accordance with the

                   provisions of Section 2.12 hereof;

              4)   To the depository agent in connection with

                   tender or other similar offers for securities

                   of the Portfolio;

              5)   To the issuer thereof or its agent when such

                   securities are called, redeemed, retired or

                   otherwise become payable; provided that, in any

                   such case, the cash or other consideration is

                   to be delivered to the Custodian;

              6)   To the issuer thereof, or its agent, for

                   transfer into the name of the Portfolio or into

                   the name of any nominee or nominees of the

                   Custodian or into the name or nominee name of

                   any agent appointed pursuant to Section 2.11 or

                   into the name or nominee name of any

                   sub-custodian appointed pursuant to Article 1;

                   or for exchange for a different number of

                   bonds, certificates or other evidence

                   representing the same aggregate face amount or

                   number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

              7)   Upon the sale of such securities for the

                   account of the Portfolio, to the broker or its

                   clearing agent, against a receipt, for

                   examination in accordance with "street

                   delivery" custom; provided that in any such

                   case, the Custodian shall have no

                   responsibility or liability for any loss

                   arising from the delivery of such securities

                   prior to receiving payment for such securities

                   except as may arise from the Custodian's own

                   negligence or willful misconduct;

              8)   For exchange or conversion pursuant to any plan

                   of merger, consolidation, recapitalization,

                   reorganization or readjustment of the

                   securities of the issuer of such securities, or

                   pursuant to provisions for conversion contained

                   in such securities, or pursuant to any deposit

                   agreement; provided that, in any such case, the

                   new securities and cash, if any, are to be

                   delivered to the Custodian;

              9)   In the case of warrants, rights or similar

                   securities, the surrender thereof in the

                   exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive

                   securities; provided that, in any such case,

                   the new securities and cash, if any, are to be

                   delivered to the Custodian;

              10)  For delivery in connection with any loans of

                   securities made by the Portfolio, but only

                   against receipt of adequate collateral as

                   agreed upon from time to time by the Custodian

                   and the Fund on behalf of the Portfolio, which

                   may be in the form of cash or obligations

                   issued by the United States government, its

                   agencies or instrumentalities, except that in

                   connection with any loans for which collateral

                   is to be credited to the Custodian's account in

                   the book-entry system authorized by the U.S.

                   Department of the Treasury, the Custodian will

                   not be held liable or responsible for the

                   delivery of securities owned by the Portfolio

                   prior to the receipt of such collateral;

              11)  For delivery as security in connection with any

                   borrowings by the Fund on behalf of the

                   Portfolio requiring a pledge of assets by the

                   Fund on behalf of the Portfolio, but only

                   against receipt of amounts borrowed;

              12)  For delivery in accordance with the provisions

                   of any agreement among the Fund on behalf of

                   the Portfolio, the Custodian and a broker-

                   dealer registered under the Securities Exchange

                   Act of 1934 (the "Exchange Act") and a member

                   of The National Association of Securities

                   Dealers, Inc. ("NASD"), relating to compliance

                   with the rules of The Options Clearing

                   Corporation and of any registered national

                   securities exchange, or of any similar

                   organization or organizations, regarding escrow

                   or other arrangements in connection with

                   transactions by the Portfolio of the Fund;

              13)  For delivery in accordance with the provisions

                   of any agreement among the Fund on behalf of

                   the Portfolio, the Custodian, and a Futures

                   Commission Merchant registered under the

                   Commodity Exchange Act, relating to compliance

                   with the rules of the Commodity Futures Trading

                   Commission and/or any Contract Market, or any

                   similar organization or organizations,

                   regarding account deposits in connection with

                   transactions by the Portfolio of the Fund;

              14)  Upon receipt of instructions from the transfer

                   agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with

                   distributions in kind, as may be described from

                   time to time in the currently effective

                   prospectus and statement of additional

                   information of the Fund, related to the

                   Portfolio ("Prospectus"), in satisfaction of

                   requests by holders of Shares for repurchase or

                   redemption; and

              15)  For any other proper corporate purpose, but

                   only upon receipt of, in addition to Proper

                   Instructions from the Fund on behalf of the

                   applicable Portfolio, a certified copy of a

                   resolution of the Board of Directors or of the

                   Executive Committee signed by an officer of the

                   Fund and certified by the Secretary or an

                   Assistant Secretary, specifying the securities

                   of the Portfolio to be delivered, setting forth

                   the purpose for which such delivery is to be

                   made, declaring such purpose to be a proper

                   corporate purpose, and naming the person or

                   persons to whom delivery of such securities

                   shall be made.

2.3      Registration of Securities.  Securities held by the

         Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of

         any nominee of the Custodian which nominee shall be

         assigned exclusively to the Portfolio, unless the Fund

         has authorized in writing the appointment of a nominee to

         be used in common with other registered investment

         companies having the same investment adviser as the

         Portfolio, or in the name or nominee name of any agent

         appointed pursuant to Section 2.11 or in the name or

         nominee name of any sub-custodian appointed pursuant to

         Article 1.  All securities accepted by the Custodian on

         behalf of the Portfolio under the terms of this Contract

         shall be in "street name" or other good delivery form.

2.4      Bank Accounts.  The Custodian shall open and maintain a

         separate bank account or accounts in the name of each

         Portfolio of the Fund, subject only to draft or order by

         the Custodian acting pursuant to the terms of this

         Contract, and shall hold in such account or accounts,

         subject to the provisions hereof, all cash received by it

         from or for the account of the Portfolio, other than cash

         maintained by the Portfolio in a bank account established

         and used in accordance with Rule 17f-3 under the

         Investment Company Act of 1940.  Funds held by the

         Custodian for a Portfolio may be deposited by it to its

         credit as Custodian in the Banking Department of the

         Custodian or in such other banks or trust companies as it

         may in its discretion deem necessary or desirable;

         provided, however, that every such bank or trust company

         shall be qualified to act as a custodian under the

         Investment Company Act of 1940 and that each such bank or

         trust company and the funds to be deposited with each

         such bank or trust company shall on behalf of each

         applicable Portfolio be approved by vote of a majority of

         the Board of Directors of the Fund.  Such funds shall be

         deposited by the Custodian in its capacity as Custodian

         and shall be withdrawable by the Custodian only in that

         capacity.

2.5      Payments for Shares.  The Custodian shall receive from

         the distributor for the Shares or from the Transfer Agent

         of the Fund and deposit into the account of the

         appropriate Portfolio such payments as are received for

         Shares of that Portfolio issued or sold from time to time

         by the Fund.  The Custodian will provide timely

         notification to the Fund on behalf of each such Portfolio

         and the Transfer Agent of any receipt by it of payments

         for Shares of such Portfolio.

2.6      Availability of Federal Funds.  Upon mutual agreement

         between the Fund on behalf of each applicable Portfolio

         and the Custodian, the Custodian shall, upon the receipt

         of Proper Instructions from the Fund on behalf of a

         Portfolio, make federal funds available to such Portfolio

         as of specified times agreed upon from time to time by

         the Fund and the Custodian in the amount of checks

         received in payment for Shares of such Portfolio which

         are deposited into the Portfolio's account.

2.7      Collection of Income.  The Custodian shall collect on a

         timely basis all income and other payments with respect

         to registered securities held hereunder to which each

         Portfolio shall be entitled either by law or pursuant to

         custom in the securities business, and shall collect on a

         timely basis all income and other payments with respect

         to bearer securities if, on the date of payment by the

         issuer, such securities are held by the Custodian or its

         agent thereof and shall credit such income, as collected,

         to such Portfolio's custodian account.  Without limiting

         the generality of the foregoing, the Custodian shall

         detach and present for payment all coupons and other

         income items requiring presentation as and when they

         become due and shall collect interest when due on

         securities held hereunder.  Income due each Portfolio on

         securities loaned pursuant to the provisions of

         Section 2.2 (10) shall be the responsibility of the Fund.

         The Custodian will have no duty or responsibility in

         connection therewith, other than to provide the Fund with

         such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the

         Custodian of the income to which the Portfolio is

         properly entitled.

2.8      Payment of Fund Monies.  Upon receipt of Proper

         Instructions from the Fund on behalf of the applicable

         Portfolio, which may be continuing instructions when

         deemed appropriate by the parties, the Custodian shall

         pay out monies of a Portfolio in the following cases

         only:

              1)   Upon the purchase of securities, options,

                   futures contracts or options on futures

                   contracts for the account of the Portfolio but

                   only (a) against the delivery of such

                   securities or evidence of title to such

                   options, futures contracts or options on

                   futures contracts to the Custodian (or any

                   bank, banking firm or trust company doing

                   business in the United States or abroad which

                   is qualified under the Investment Company Act

                   of 1940, as amended, to act as a custodian and

                   has been designated by the Custodian as its

                   agent for this purpose) registered in the name

                   of the Portfolio or in the name of a nominee of

                   the Custodian referred to in Section 2.3 hereof

                   or in proper form for transfer; (b) in the case of a purchase effected through a Securities

                   System, in accordance with the conditions set

                   forth in Section 2.12 hereof; or (c) in the

                   case of a purchase involving the Direct Paper

                   System, in accordance with the conditions set

                   forth in Section 2.12A; or (d) in the case of

                   repurchase agreements entered into between the

                   Fund on behalf of the Portfolio and the

                   Custodian, or another bank, or a broker-dealer

                   which is a member of NASD, (i) against delivery

                   of the securities either in certificate form or

                   through an entry crediting the Custodian's

                   account at the Federal Reserve Bank with such

                   securities or (ii) against delivery of the

                   receipt evidencing purchase by the Portfolio of

                   securities owned by the Custodian along with

                   written evidence of the agreement by the

                   Custodian to repurchase such securities from

                   the Portfolio;

              2)   In connection with conversion, exchange or

                   surrender of securities owned by the Portfolio

                   as set forth in Section 2.2 hereof;

              3)   For the redemption or repurchase of Shares

                   issued by the Portfolio as set forth in

                   Section 2.10 hereof;

              4)   For the payment of any expense or liability

                   incurred by the Portfolio, including but not

                   limited to the following payments for the

                   account of the Portfolio: interest, taxes,

                   management, accounting, transfer agent and

                   legal fees, and operating expenses of the Fund

                   whether or not such expenses are to be in whole

                   or part capitalized or treated as deferred

                   expenses;

              5)   For the payment of any dividends on Shares of

                   the Portfolio declared pursuant to the

                   governing documents of the Fund;

              6)   For payment of the amount of dividends received

                   in respect of securities sold short;

              7)   For any other proper purpose, but only upon

                   receipt of, in addition to Proper Instructions

                   from the Fund on behalf of the Portfolio, a

                   certified copy of a resolution of the Board of

                   Directors or of the Executive Committee of the

                   Fund signed by an officer of the Fund and

                   certified by its Secretary or an Assistant

                   Secretary, specifying the amount of such

                   payment, setting forth the purpose for which

                   such payment is to be made, declaring such

                   purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.9      Liability for Payment in Advance of Receipt of Securities

         Purchased.  In any and every case where payment for

         purchase of securities for the account of a Portfolio is

         made by the Custodian in advance of receipt of the

         securities purchased in the absence of specific written

         instructions from the Fund on behalf of such Portfolio to

         so pay in advance, the Custodian shall be absolutely

         liable to the Fund for such securities to the same extent

         as if the securities had been received by the Custodian.

2.10     Payments for Repurchases or Redemptions of Shares of the

         Fund.  From such funds as may be available for the

         purpose but subject to the limitations of the Articles of

         Incorporation and any applicable votes of the Board of

         Directors of the Fund pursuant thereto, the Custodian

         shall, upon receipt of instructions from the Transfer

         Agent, make funds available for payment to holders of

         Shares who have delivered to the Transfer Agent a request

         for redemption or repurchase of their Shares.  In

         connection with the redemption or repurchase of Shares of

         a Portfolio, the Custodian is authorized upon receipt of

         instructions from the Transfer Agent to wire funds to or

         through a commercial bank designated by the redeeming

         shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of

         Shares, which checks have been furnished by the Fund to

         the holder of Shares, when presented to the Custodian in

         accordance with such procedures and controls as are

         mutually agreed upon from time to time between the Fund

         and the Custodian.

2.11     Appointment of Agents.  The Custodian may at any time or

         times in its discretion appoint (and may at any time

         remove) any other bank or trust company which is itself

         qualified under the Investment Company Act of 1940, as

         amended, to act as a custodian, as its agent to carry out

         such of the provisions of this Article 2 as the Custodian

         may from time to time direct; provided, however, that the

         appointment of any agent shall not relieve the Custodian

         of its responsibilities or liabilities hereunder.

2.12     Deposit of Fund Assets in Securities Systems.  The

         Custodian may deposit and/or maintain securities owned by

         a Portfolio in a clearing agency registered with the

         Securities and Exchange Commission under Section 17A of

         the Securities Exchange Act of 1934, which acts as a

         securities depository, or in the book-entry system

         authorized by the U.S. Department of the Treasury and

         certain federal agencies, collectively referred to herein

         as "Securities System" in accordance with applicable

         Federal Reserve Board and Securities and Exchange

         Commission rules and regulations, if any, and subject to

         the following provisions:

              1)   The Custodian may keep securities of the

                   Portfolio in a Securities System provided that

                   such securities are represented in an account

                   ("Account") of the Custodian in the Securities

                   System which shall not include any assets of

                   the Custodian other than assets held as a

                   fiduciary, custodian or otherwise for

                   customers;

              2)   The records of the Custodian with respect to

                   securities of the Portfolio which are

                   maintained in a Securities System shall

                   identify by book-entry those securities

                   belonging to the Portfolio;

              3)   The Custodian shall pay for securities

                   purchased for the account of the Portfolio upon

                   (i) receipt of advice from the Securities

                   System that such securities have been

                   transferred to the Account, and (ii) the making

                   of an entry on the records of the Custodian to

                   reflect such payment and transfer 'or the

                   account of the Portfolio.  The Custodian shall

                   transfer securities sold for the account of the

                   Portfolio upon (i) receipt of advice from the

                   Securities System that payment for such

                   securities has been transferred to the Account,

                   and (ii) the making of an entry on the records

                   of the Custodian to reflect such transfer and

                   payment for the account of the Portfolio.

                   Copies of all advices from the Securities

                   System of transfers of securities for the

                   account of the Portfolio shall identify the

                   Portfolio, be maintained for the Portfolio by

                   the Custodian and be provided to the Fund at

                   its request.  Upon request, the Custodian shall

                   furnish the Fund on behalf of the Portfolio

                   confirmation of each transfer to or from the

                   account of the Portfolio in the form of a

                   written advice or notice and shall furnish to

                   the Fund on behalf of the Portfolio copies of

                   daily transaction sheets reflecting each day's

                   transactions in the Securities System for the

                   account of the Portfolio.

              4)   The Custodian shall provide the Fund for the

                   Portfolio with any report obtained by the

                   Custodian on the Securities System's accounting

                   system, internal accounting control and
                   procedures for safeguarding securities

                   deposited in the Securities System;

              5)   The Custodian shall have received from the Fund

                   on behalf of the Portfolio the initial or

                   annual certificate, as the case may be,

                   required by Article 9 hereof;

              6)   Anything to the contrary in this Contract

                   notwithstanding, the Custodian shall be liable

                   to the Fund for the benefit of the Portfolio

                   for any loss or damage to the Portfolio

                   resulting from use of the Securities System by

                   reason of any negligence, misfeasance or

                   misconduct of the Custodian or any of its

                   agents or of any of its or their employees or

                   from failure of the Custodian or any such agent

                   to enforce effectively such rights as it may

                   have against the Securities System; at the

                   election of the Fund, it shall be entitled to

                   be subrogated to the rights of the Custodian

                   with respect to any claim against the

                   Securities System or any other person which the

                   Custodian may have as a consequence of any such

                   loss or damage if and to the extent that the

                   Portfolio has not been made whole for any such

                   loss or damage.

2.12A    Fund Assets Held in the Custodian's Direct Paper System.

         The Custodian may deposit and/or maintain securities

         owned by a Portfolio in the Direct Paper System of the

         Custodian subject to the following provisions:

              1)   No transaction relating to securities in the

                   Direct Paper System will be effected in the

                   absence of Proper Instructions from the Fund on

                   behalf of the Portfolio;

              2)   The Custodian may keep securities of the

                   Portfolio in the Direct Paper System only if

                   such securities are represented in an account

                   ("Account") of the Custodian in the Direct

                   Paper System which shall not include any assets

                   of the Custodian other than assets held as a

                   fiduciary, custodian or otherwise for

                   customers;

              3)   The records of the Custodian with respect to

                   securities of the Portfolio which are

                   maintained in the Direct Paper System shall

                   identify by book-entry those securities

                   belonging to the Portfolio;

              4)   The Custodian shall pay for securities

                   purchased for the account of the Portfolio upon

                   the making of an entry on the records of the

                   Custodian to reflect such payment and transfer of securities to the account of the Portfolio.

                   The Custodian shall transfer securities sold

                   for the account of the Portfolio upon the

                   making of an entry on the records of the

                   Custodian to reflect such transfer and receipt

                   of payment for the account of the Portfolio;

              5)   The Custodian shall furnish the Fund on behalf

                   of the Portfolio confirmation of each transfer

                   to or from the account of the Portfolio, in the

                   form of a written advice or notice, of Direct

                   Paper on the next business day following such

                   transfer and shall furnish to the Fund on

                   behalf of the Portfolio copies of daily

                   transaction sheets reflecting each day's

                   transaction in the Securities System for the

                   account of the Portfolio;

              6)   The Custodian shall provide the Fund on behalf

                   of the Portfolio with any report on its system

                   of internal accounting control as the Fund may

                   reasonably request from time to time.

2.13     Segregated Account.  The Custodian shall upon receipt of

         Proper Instructions from the Fund on behalf of each

         applicable Portfolio establish and maintain a segregated

         account or accounts for and on behalf of each such

         Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to

         Section 2.12 hereof, (i) in accordance with the

         provisions of any agreement among the Fund on behalf of

         the Portfolio, the Custodian and a broker-dealer

         registered under the Exchange Act and a member of the

         NASD (or any futures commission merchant registered under

         the Commodity Exchange Act), relating to compliance with

         the rules of The Options Clearing Corporation and of any

         registered national securities exchange (or the Commodity

         Futures Trading Commission or any registered contract

         market), or of any similar organization or organizations,

         regarding escrow or other arrangements in connection with

         transactions by the Portfolio, (ii) for purposes of

         segregating cash or government securities in connection

         with options purchased, sold or written by the Portfolio

         or commodity futures contracts or options thereon

         purchased or sold by the Portfolio, (iii) for the

         purposes of compliance by the Portfolio with the

         procedures required by Investment Company Act Release

         No. 10666, or any subsequent release or releases of the

         Securities and Exchange Commission relating to the

         maintenance of segregated accounts by registered

         investment companies and (iv) for other proper corporate

         purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the

         Fund on behalf of the applicable Portfolio, a certified

         copy of a resolution of the Board of Directors or of the

         Executive Committee signed by an officer of the Fund and

         certified by the Secretary or an Assistant Secretary,

         setting forth the purpose or purposes of such segregated

         account and declaring such purposes to be proper

         corporate purposes.

2.14     Ownership Certificates for Tax Purposes.  The Custodian

         shall execute ownership and other certificates and

         affidavits for all federal and state tax purposes in

         connection with receipt of income or other payments with

         respect to securities of each Portfolio held by it and in

         connection with transfers of securities.

2.15     Proxies.  The Custodian shall, with respect to the

         securities held hereunder, cause to be promptly executed

         by the registered holder of such securities, if the

         securities are registered otherwise than in the name of

         the Portfolio or a nominee of the Portfolio, all proxies,

         without indication of the manner in which such proxies

         are to be voted, and shall promptly deliver to the

         Portfolio such proxies, all proxy soliciting materials

         and all notices relating to such securities.

2.16     Communications Relating to Portfolio Securities.  The

         Custodian shall transmit promptly to the Fund for each

         Portfolio all written information (including, without

         limitation, pendency of calls and maturities of

         securities and expirations of rights in connection

         therewith and notices of exercise of call and put options

         written by the Fund on behalf of the Portfolio and the

         maturity of futures contracts purchased or sold by the

         Portfolio) received by the Custodian from issuers of the

         securities being held for the Portfolio. With respect to

         tender or exchange offers, the Custodian shall transmit

         promptly to the Portfolio all written information

         received by the Custodian from issuers of the securities

         whose tender or exchange is sought and from the party (or

         his agents) making the tender or exchange offer.  If the

         Portfolio desires to take action with respect to any

         tender offer, exchange offer or any other similar

         transaction, the Portfolio shall notify the Custodian at

         least three business days prior to the date on which the

         Custodian is to take such action.

2.17     Proper Instructions.  Proper Instructions as used

         throughout this Article 2 means a writing signed or

         initialled by one or more person or persons as the Board

         of Directors shall have from time to time authorized.

         Each such writing shall set forth the specific

         transaction or type of transaction involved, including a

         specific statement of the purpose for which such action is requested. Oral instructions will be considered

         Proper Instructions if the Custodian reasonably believes

         them to have been given by a person authorized to give

         such instructions with respect to the transaction

         involved.  The Fund shall cause all oral instructions to

         be confirmed in writing.  Upon receipt of a certificate

         of the Secretary or an Assistant Secretary as to the

         authorization by the Board of Directors of the Fund

         accompanied by a detailed description of procedures

         approved by the Board of Directors, Proper Instructions

         may include communications effected directly between

         electro-mechanical or electronic devices provided that

         the Board of Directors and the Custodian are satisfied

         that such procedures afford adequate safeguards for the

         Portfolios' assets.  For purposes of this Section, Proper

         Instructions shall include instructions received by the

         Custodian pursuant to any three-party agreement which

         requires a segregated asset account in accordance with

         Section 2.13.

2.18     Actions Permitted without Express Authority.  The

         Custodian may in its discretion, without express

         authority from the Fund on behalf of each applicable

         Portfolio:

              1)   make payments to itself or others for minor

                   expenses of handling securities or other similar items relating to its duties under this

                   Contract, provided that all such payments shall

                   be accounted for to the Fund on behalf of the

                   Portfolio;

              2)   surrender securities in temporary form for

                   securities in definitive form;

              3)   endorse for collection, in the name of the

                   Portfolio, checks, drafts and other negotiable

                   instruments; and

              4)   in general, attend to all non-discretionary

                   details in connection with the sale, exchange,

                   substitution, purchase, transfer and other

                   dealings with the securities and property of

                   the Portfolio except as otherwise directed by

                   the Board of Directors of the Fund.

2.19     Evidence of Authority.  The Custodian shall be protected

         in acting upon any instructions, notice, request,

         consent, certificate or other instrument or paper

         believed by it to be genuine and to have been properly

         executed by or on behalf of the Fund.  The Custodian may

         receive and accept a certified copy of a vote of the

         Board of Directors of the Fund as conclusive evidence

         (a) of the authority of any person to act in accordance

         with such vote or (b) of any determination or of any

         action by the Board of Directors pursuant to the

         Articles of Incorporation as described in such vote, and

         such vote may be considered as in full force and effect

         until receipt by the Custodian of written notice to the

         contrary.

3.       Duties of Custodian with Respect to the Books of Account

         and Calculation of Net Asset Value and Net Income.

         The Custodian shall cooperate with and supply necessary

information to the entity or entities appointed by the Board of

Directors of the Fund to keep the books of account of each

Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per share.  If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Fund's

currently effective prospectus related to such Portfolio and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components.  The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund's currently effective prospectus related to such Portfolio.

4.       Records

         The Custodian shall with respect to each Portfolio create

and maintain all records relating to its activities and

obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940,

with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund.  All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized

officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission.  The Custodian shall,

at the Fund's request, supply the Fund with a tabulation of

securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such

compensation as shall be agreed upon between the Fund and the

Custodian, include certificate numbers in such tabulations.

5.       Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the

Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the

Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's

Form N-1A, and Form N-SAR or other annual reports to the

Securities and Exchange Commission and with respect to any other requirements of such Commission.

6.       Reports to Fund by Independent Public Accountants

         The Custodian shall provide the Fund, on behalf of each

of the Portfolios at such times as the Fund may reasonably

require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a

Securities System, relating to the services provided by the

Custodian under this Contract; such reports, shall be of

sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and,

if there are no such inadequacies, the reports shall so state.

7.       Compensation of Custodian

         The Custodian shall be entitled to reasonable

compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each

applicable Portfolio and the Custodian.

8.       Responsibility of Custodian

         So long as and to the extent that it is in the exercise

of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this

Contract and shall be held harmless in acting upon any notice,

request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options

agreement.  The Custodian shall be held to the exercise of

reasonable care in carrying out the provisions of this Contract,

but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence.  It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a

separate Agreement entered into between the Custodian and the

Fund.

         If the Fund on behalf of a Portfolio requires the

Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the

Custodian to take such action, shall provide indemnity to the

Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian to advance cash or

securities for any purpose for the benefit of a Portfolio or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract,

except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any

property at any time held for the account of the applicable

Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

9.       Effective Period, Termination and Amendment

         This Contract shall become effective as of its execution,

shall continue in full force and effect until terminated as

hereinafter provided, may be amended at any time by mutual

agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Portfolio act under Section 2.12 hereof in the

absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities System by such

Portfolio and the receipt of an annual certificate of the

Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by such Portfolio of such Securities System,

as required in each case by Rule 17f-4 under the Investment

Company Act of 1940, as amended and that the Custodian shall not with respect to a Portfolio act under Section 2.12A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System by such Portfolio and the receipt of an annual certificate of the Secretary or an

Assistant Secretary that the Board of Directors has reviewed the use by such Portfolio of the Direct Paper System; provided

further, however, that the Fund shall not amend or terminate this

Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation,

and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Directors

(i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or

(ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the

Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund on behalf of

each applicable Portfolio shall pay to the Custodian such

compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.      Successor Custodian

         If a successor custodian for the Fund, of one or more of

the Portfolios shall be appointed by the Board of Directors of the

Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable

Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

         If no such successor custodian shall be appointed, the

Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a

successor custodian or certified copy of a vote of the Board of

Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the

Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company

Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than

$25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each

applicable Portfolio and to transfer to an account of such

successor custodian all of the securities of each such Portfolio held in any Securities System.  Thereafter, such bank or trust company shall be the successor of the Custodian under this

Contract.

         In the event that securities, funds and other properties

remain in the possession of the Custodian after the date of

termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of

Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the

Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract.

Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto,

provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Fund.  No

interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this

Contract.

12.      Additional Funds

         In the event that the Fund establishes one or more series

of Shares in addition to the High-Grade Portfolio, the High-Yield

Portfolio, the U.S. Government Portfolio, and the Monthly Income

Portfolio with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

13.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions

thereof interpreted under and in accordance with laws of The

Commonwealth of Massachusetts.

14.      Prior Contracts

         This Contract supersedes and terminates, as of the date

hereof, all prior contracts between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the

Fund's assets.

         IN WITNESS WHEREOF, each of the parties has caused this

instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 27th day of December, 1987.



ATTEST                       ALLIANCES BOND FUND, INC.



/s/ Edmund P. Bergan, Jr.    By /s/ Aiden E. Hatton
_______________________         __________________________


ATTEST                       STATE STREET BANK AND TRUST COMPANY



/s/ Peter H. Larsen          By /s/ Thomas E. Swedlund
_______________________         __________________________
  Assistant Secretary               Vice President










                               36
00250123.AO9

                ASSIGNMENT OF CUSTODIAN CONTRACT

                        December 28, 1987


         Alliance Bond Fund, a Massachusetts business trust (the "Trust"), hereby assigns, transfers and sets over to Alliance Bond Fund, Inc., a Maryland corporation (the "Corporation"), effective December 28, 1987, all of the rights, interests, duties and obligations of the Trust under the Custodian Contract dated as of March 2, 1987 between the Trust and State Street Bank and Trust Company, a Massachusetts banking corporation.

                             Alliance Bond Fund
                             (a Massachusetts business trust)


                             by /s/ Edward J. Bradley
                                _____________________________
                                    Edward J. Bradley
                                       Treasurer

The foregoing assignment is hereby
accepted this 28th day of December, 1987

Alliance Bond Fund, Inc.
(a Maryland corporation)


by /s/ Mark D. Gersten
   __________________________
       Mark D. Gersten
         Controller

The foregoing assignment is hereby
consented to this 28th day of December, 1987

State Street Bank and Trust Company


by /s/ Thomas E. Swedlund
   ___________________________
        (Name and Title)
       Thomas E. Swedlund
         Vice President